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                                                                   EXHIBIT 10.29
                              PURCHASE AGREEMENT

        THIS PURCHASE AGREEMENT (the "Agreement") dated as of October 31, 1995 is made and entered into by and between NHP HDV-THREE, Inc., a Delaware corporation (hereinafter referred to as "Seller") and NHP HDV-TWO, Inc., a Delaware corporation (hereinafter referred to as "Purchaser").

                                   RECITALS:

        A. Seller is the sole shareholder of the following three corporations: Neighborhood Reinvestment Resources Corporation, an Illinois corporation ("NRR"), Rescorp Development, Inc., an Illinois corporation ("RDI") and Rescorp Realty, Inc., an Illinois corporation ("RRI").

        B. NRR and RDI, respectively, each own certain general partnership interests and limited partnership interests in a total of eleven
(11) limited partnerships each of which is the owner of a real estate project (the "Properties"), all as more fully described in Exhibit A attached hereto and incorporated herein by reference (hereinafter sometimes collectively referred to as the "Partnership Interests").

        C. RRI is the property manager of five (5) of the Properties and is also the property manager of other unrelated real estate projects pursuant to certain third-party property management agreements, all as more fully described in Exhibit B attached hereto and incorporated herein by reference (hereinafter sometimes collectively referred to as the "Management Agreements" and the rights therein are referred to as the "Management Rights").

        D. Seller is in the business of property management and wishes to retain the Management Rights.

        E. Purchaser is in the business of owning partnership interests and wishes to acquire from Seller the Partnership Interests.

        D. Subject to, and upon the terms and conditions set forth in this Agreement, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, the stock of NRR and RDI.

                                   AGREEMENT:

        NOW, THEREFORE, for and in consideration of the above-recited premises, the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged and confessed, the parties hereto do hereby covenant and agree as follows:
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        1.       The Stock Purchase.  Seller hereby sells, assigns, transfers and conveys to Purchaser and Purchaser hereby purchases and accepts the assignment from Seller of 100% of the issued and outstanding shares of Class A common stock and 100% of the issued and outstanding shares of Class B common stock of NRR and RDI (the "Stock"). The closing of such sale and purchase of the Stock (the "Closing") shall occur on October 31, 1995 at a location to be agreed upon by the parties. At the Closing, Seller shall deliver (or cause to be delivered) to the Purchaser (i) stock certificates representing all of the Stock, duly endorsed in blank, with all taxes, direct or indirect, attributable to the transfer paid or provided for; (ii) a written assignment of any of the Partnership Interests which are limited partnership interests; and (iii) such other closing documents as are necessary and appropriate.

        2. Consideration. NRR has the right to collect certain receivables, as more fully described in Exhibit C attached hereto and incorporated herein by reference (the Receivables"). Notwithstanding the transfer of the stock of NRR contemplated herein, Seller shall retain and not transfer to Purchaser all of NRR's rights to and interests in the Receivables which, simultaneously hereto, Seller shall cause NRR to transfer to Seller. Purchaser hereby consents to Seller's retention of the Receivables and waives any rights or claims it may have thereto. The Receivables, notwithstanding any other consideration described in this Agreement, shall be deemed full and adequate consideration for the transfers contemplated herein.

        3. Partnership Interests. By conveying to Purchaser the stock of NRR and RDI, Seller is making a full and complete transfer of all of the Partnership Interests to Purchaser. All rights, duties and obligations of NRR and RDI, in connection with the Partnership Interests, are therefore also transferred to Purchaser and Purchaser agrees to assume said rights, duties and obligations. As the owner of NRR and RDI, the holders of the various Partnership Interests, Purchaser shall be entitled to its prorata share of income, profits, loss, or incentive management fees, if any, generated by the various partnerships as set forth in the applicable partnership agreement.

        4. Cash Flow. The projected cash flow to NRR and to RDI from the Partnership Interests is $134,000 per annum.

        5. Management Agreements. Simultaneously with the execution of this Agreement, Seller shall have received copies of all of the Management
Agreements.   Seller covenants and agrees (which agreement shall survive the
Closing) not to substantially deviate (nor to permit such deviation) from the terms of the Management Agreements, as they now exist, so as to have a material adverse effect on Seller or Purchaser.

        6. Representations and Warranties of Seller. The Seller hereby represents and warrants to Purchaser that:





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                 (a)      Seller is a Delaware corporation duly organized,
validly existing and in good standing under the laws of the state of Delaware;

                 (b) Seller has full power, authority and legal right to execute and deliver this Agreement, has and will have full power, authority and legal right to perform and observe its provisions and this Agreement is valid, binding and enforceable against Seller in accordance with its terms; and

                 (c) Seller has the right and all requisite authority to transfer the Stock and such transfer is not in violation of any agreements.


         7. Representations and Warranties of Purchaser. Purchaser represents and warrants to Seller that:

                 (a) Purchaser is a Delaware corporation duly organized, validly existing and in good standing under the laws of the Delaware;

                 (b) Purchaser has full power, authority and legal right to execute and deliver this Agreement and to receive the Stock and to perform and observe its provisions and has obtained all approvals and completed all proceedings necessary to carry out the transaction contemplated herein; and

                 (c) This Agreement when executed and delivered by Seller and Purchaser will be valid, binding and enforceable against Purchaser in accordance with its terms.


         8. Subsequent Transfers by Purchaser. In the event Purchaser elects to sell any of the Partnership Interests or to dispose of any of the Properties, Purchaser shall notify Seller of the its intent in writing. Seller shall then have the option to acquire the Partnership Interests or the Properties identified in said notice, at no cost. In the event Seller does not exercise the heretofore described option, Purchaser may sell any or all of the Partnership Interests or dispose of any or all of the Properties, except as otherwise set forth below, subject to the following: Purchaser covenants and agrees (which agreement shall survive the Closing) to pay to Seller (i) for each of the Partnership Interests or Properties sold, where such sale results in Seller, through no fault of its own, losing the right to manage the subject property, a termination fee equal to the lesser of (x) the management fee which would have been payable to Seller had Seller managed the subject property for two years; or (y) the general partner's share of the sales proceeds; (and ii) the sum of $8000 per annum for each of the Properties or Partnership Interests so disposed.





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                 Notwithstanding any provision in this Agreement to the
contrary, in connection with any or all of the Properties known as Westwood I, Marcy-Newberry and Central Woodlawn I, Purchaser hereby grants Seller (which grant shall survive the Closing) the exclusive right and authority to negotiate, on behalf of itself and Purchaser, long term management contracts or sales of the general partnership interests.

         9. Remedies. If either party defaults hereunder, the non-defaulting party may sue the defaulting party for damages.

         10. Notices. Unless otherwise specifically provided herein, any notice or communication required or permitted to be delivered hereunder shall be in writing and shall be deemed to have been given upon the earlier to occur of (i) actual receipt or refusal by the addressee thereof whether by hand, courier or telecopies, or (ii) three (3) business days after deposit in the mails, postage prepaid, registered or certified mail, return receipt requested, addressed as provided below. In addition, each party shall give a copy of any such notice promptly to any attorney or other person designated in writing from time to time by the other party for the receipt of copies.

If to Seller:                              NHP HDV-THREE, Inc.
                                                   1225 Eye Street
                                                   Suite 601
                                                   Washington, D.C.  20005
                                                   Attention:  General Counsel


If to Purchaser:                           NHP HDV-TWO, INC.
                                                   1225 Eye Street
                                                   Suite 601
                                                   Washington, D.C.  20005
                                                   Attention:  General Counsel




         11. Time for Performance. If the final day of any period herein falls on a Saturday, Sunday, or District of Columbia or United States legal holiday, then the time of such period shall be extended to the next day which is not a Saturday, Sunday or legal holiday.

         12. Integration. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the specific matters agreed to herein and the parties hereto acknowledge that no oral or other agreements, understandings, representations or warranties exist with respect to this Agreement or with respect to the





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obligations of the parties hereto under this Agreement, except those specifically set forth in this Agreement.

         13. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the District of Columbia, and each of the parties hereto hereby consents to the jurisdiction of and venue in any federal or state court of competent jurisdiction located in the District of Columbia.

         14. Construction. Unless the context otherwise requires, singular nouns and pronouns, when used herein, shall be deemed to include the plurals of such nouns or pronouns and pronouns of one gender shall be deemed to include the equivalent pronouns of the other gender.

         15. Captions. The captions and headings used herein are for convenience only and do not in any way limit or modify the provisions of this Agreement.

         16. Multiple Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original hereof and all of which taken together shall constitute one and the same agreement.

         17. Enforceability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, the legality, validity and enforceability of the remaining provisions shall not be affected thereby.





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         EXECUTED effective as of the date first written above.

                                   SELLER:

                                   NHP HDV-THREE, Inc.,
                                   a Delaware corporation


                                   By:
                                            ------------------------------

                                            Name:
                                                 -------------------------

                                            Title:
                                                  ------------------------



                                   PURCHASER:

                                   NHP HDV-TWO, Inc.,
                                   a Delaware corporation


                                   By:
                                            ------------------------------

                                            Name:
                                                 -------------------------

                                            Title:
                                                  ------------------------

JCB/jb
123003.5





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                                  EXHIBIT "A"

                             PARTNERSHIP INTERESTS





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                                  EXHIBIT "B"

                               MANAGEMENT RIGHTS





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                                  EXHIBIT "C"

                                  RECEIVABLES





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                                   EXHIBIT B

NRR Property Interests


1.      Palmer Square Apartments Associates

2.      Rogers Park Partnership (Northpoint)

3.      The Parkside Partnership (Parkways)

4.      MRR Limited Partnership (Newberry Park)

5.      Central Woodlawn Joint Venture

6.      New Vistas Apartments Associates

7.      New Vistas Apartments Associates Phase II


RDI Property Interests


1.      Church Street Limited Partnership (Evanston)

2.      62nd Street Joint Venture (Westwood)

3.      North Washington Park Partnership (Plaza on Park)

4.      Oak Park Partnership